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                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated
June 26, 1996, relating to the financial statements of American Loose Leaf/Business Products, Inc., which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company.


St. Louis, Missouri
September 23, 1996                     /s/ Swink Fiehler & Hoffman